UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2014 (June 13, 2014)

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-194135	46-4380248
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Hit Factory® Condominium

On June 13, 2014, American Realty Capital New York City REIT, Inc. (the “Company”), through a wholly-owned subsidiary of the Company’s operating partnership (the “OP”), completed the acquisition of a commercial condominium unit (the “Unit”) located at 421 West 54th Street in the Midtown West neighborhood of Manhattan. The sellers of the Unit were Sagamore 54th St. Investments LLC and Sagamore Arizona LLC, as tenants in common (together, the “Sellers”). The Sellers have no material relationship with the Company, the OP, our sponsor or advisor or any of their respective affiliates.

The purchase price for the Unit was $7.25 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. The Company may seek financing for the Unit after closing from a lender yet to be identified. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The Unit contains approximately 12,327 rentable square feet and is 100% leased to Gibson Guitar Corporation, a global leader in musical instruments and professional audio equipment. The lease has an original 17-year term which commenced in January 2003 and expires in September 2020, and the lease contains two 5-year renewal options for the benefit of Gibson Guitar Corporation. The current base rent under the lease is $0.6 million per annum. The lease contains annual rental escalations based on the Consumer Price Index.

A copy of the press release announcing the completion of the acquisition of the Unit is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

Declaration of Distribution Rate

As previously announced, pursuant to authorization from its board of directors, the Company declared a distribution rate which will be calculated based on stockholders of record each day during the applicable period at a rate of $0.00414383562 per day, based on a per share price of $25.00. The distributions began to accrue on June 13, 2014, which date represents the closing of the Company’s initial property acquisition. The distributions will be payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: June 16, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors